Exhibit 10.27

THE FRANCIS G. NEWLANDS BUILDING

ADDENDUM NO. 5 TO OFFICE LEASE

THIS ADDENDUM NO. 5 TO OFFICE LEASE (this “Addendum”) is made and entered into this 23rd day of October, 2009, by and between (i) NEWLANDS BUILDING VENTURE, LLC, a Maryland limited liability company (“Lessor”), and (ii) COSTAR REALTY INFORMATION, INC., a Delaware corporation (“Lessee”).

WITNESSETH:

WHEREAS, by Office Lease dated August 12, 1999, as amended by (i) Addendum No. 1 to Office Lease dated May 15, 2000, (ii) Addendum No. 2 to Office Lease dated as of July 1, 2000, (iii) Addendum No. 3 to Office Lease dated May 12, 2004, and (iv) Addendum No. 4 to Office Lease April 2, 2008 (as so amended, the “Lease”), Lessor leased to Lessee approximately 60,041 square feet of rentable area (the “Existing Demised Premises”) on the ninth (9th), tenth (10th), and eleventh (11th) floors of the office building situated at Two Bethesda Metro Center, Bethesda, Maryland (the “Building”), together with certain storage space located on the P-2 level of the Building (the “Storage Space”);

WHEREAS, the term of the Lease expires on March 31, 2010; and

WHEREAS, Pursuant to this Addendum, Lessor and Lessee desire to extend the term of the Lease for an additional six and one-half months, and to modify certain other terms of the Lease.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto do mutually agree that the Lease shall be and is hereby amended to provide as follows, all capitalized terms being as defined in the Lease unless otherwise noted herein:

1. EXTENSION OF LEASE TERM

The initial term of the Lease is hereby extended for a term of six and one-half months  (the “Extended Term”), commencing on April 1, 2010 and expiring on October 15, 2010, upon the same terms, covenants and conditions as are set forth in the Lease, as amended by this Addendum.

2. RENT DURING EXTENDED TERM

Notwithstanding any provision of the Lease to the contrary, Lessee covenants to pay to Lessor, as Monthly Rent for the Existing Demised Premises during the Extended Term (“Extended Term Monthly Rent”), as follows:

Time Period	Monthly Rent
4/1/10 - 4/30/10	$420,287.00
5/1/10 - 5/31/10	$420,287.00
6/1/10 - 6/30/10	$420,287.00
7/1/10 - 7/31/10	$420,287.00
8/1/10 - 8/31/10	$420,287.00
9/1/10 - 9/30/10	$420,287.00
10/1/10 - 10/15/10	$420,287.00

Extended Term Monthly Rent shall be payable in advance on the first day of each calendar month during the Extended Term, without any rent credit, abatement or waiver by Lessor.

3.  NO PAYMENT OF OPERATING EXPENSES OR OPERATING COSTS DURING EXTENDED TERM

Notwithstanding any provision of the Lease to the contrary, during the Extended Term Lessee shall not pay any Operating Expenses or Operating Costs.  Accordingly, during the Extended Term, Section 5 of the Lease (entitled “Rent Escalation for Increases in Expenses”) shall be void and of no further force or effect, except that this Section shall continue to apply with respect to Lessee’s proportionate share of Operating Expenses and Operating Costs due for the initial term of the Lease.

4. STORAGE SPACE RENT

Notwithstanding any provision of the Lease to the contrary, Lessee covenants to pay to Lessor $468.32 per month, as monthly rent for the Storage Space during the time period from April 1, 2010 to October 15, 2010, which rent shall be payable in advance on the first day of each calendar month during the foregoing time period, without any rent credit, abatement or waiver by Lessor.  Such monthly rent for October, 2010 shall not be prorated, and therefore shall be in the amount of $468.32.

5. NO HOLDOVER PERMITTED

Lessee fully understands that it is of critical importance to Lessor that Lessor have possession of the Existing Demised Premises no later than October 15, 2010, and that Lessor may suffer substantial damages if Lessee were to hold over in the Existing Demised Premises beyond October 15, 2010. Accordingly, notwithstanding anything to the contrary in the Lease, Lessee shall have no right to hold over in the Existing Demised Premises beyond October 15, 2010, and Lessee agrees to surrender complete possession of the Existing Demised Premises to Lessor on or before October 15, 2010 in the physical condition required by the applicable provisions of the Lease.

6. NO FURTHER OPTION TO EXTEND TERM

Section 35 of the Lease (entitled “Option to Extend Term”) is hereby deleted in its entirety and shall be of no further force or effect.

7. SECURITY DEPOSIT

Within ten (10) days after the date of this Addendum, Lessee shall deliver to Lessor, in form and content reasonably satisfactory to Lessor, documentation from the issuer evidencing that the expiration date of the Letter of Credit currently held by Lessor pursuant to Section 6.B of the Lease has been extended to November 15, 2010.

8. BROKER AND AGENT

Lessor and Lessee each represents and warrants one to another that, except as hereinafter set forth, neither of them has employed any broker in carrying on the negotiations, or had any dealings with any broker, relating to this Addendum.  Lessor represents that it has employed its Management Agent as its broker, and Lessee represents that Lincoln Property Company has co-brokered this transaction on behalf of Lessee.  Lessor acknowledges that Lessor shall be responsible for any commissions due to said brokers pursuant to separate agreements.  Lessor shall indemnify and hold Lessee harmless, and Lessee shall indemnify and hold Lessor harmless, from and against any claims or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

9. LEASE PROVISIONS APPLICABLE

Except to the extent expressly modified by this Addendum, all of the terms and conditions of the Lease, as amended or supplemented hereby, shall remain in full force and effect.

(Signatures on Following Page)

IN WITNESS WHEREOF, Lessor and Lessee have caused this Addendum to be signed in their names by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.

LESSOR

NEWLANDS BUILDING VENTURE, LLC
a Maryland limited liability company

By:          The Chevy Chase Land Company
of Montgomery County, Maryland,
Managing Member
Attest:

                                By:  /s/ David M. Smith
Secretary                                                                               Name: David M. Smith
 (SEAL)                                                                                 Title: President

LESSEE:

Attest:                                                                                                    COSTAR REALTY INFORMATION, INC.
a Delaware corporation

By:   /s/ Andrew Florance
                 Secretary                                                                              Name: Andrew Florance
 (SEAL)                                                                                 Title: CEO